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[GOODWIN, PROCTER & HOAR LLP LETTER HEAD]



                                  March 5, 1997



Selfcare, Inc.
200 Prospect Street
Waltham, MA 02154

         Re:      Registration Statement on Form SB-2
                  -----------------------------------

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Selfcare, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form SB-2 (File No. 333-19911) (the "Registration Statement") relating to 2,300,000 shares of common stock, par value $.001 per share, including up to 300,000 shares which the underwriters have an option to purchase solely for the purpose of covering over-allotments and including any shares which may be issued pursuant to a registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act (the "Registered Shares"). The Registered Shares are to be sold for the Company by underwriters (the "Underwriters") of which Lehman Brothers Inc., Dillon, Read & Co., Inc. and A.G. Edwards & Sons, Inc. are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") between the Company and the Representatives.

         As counsel for the Company, we have examined the form of the proposed Underwriting Agreement, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that, when (i) the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters and (ii) the Registered Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Registered Shares will be duly authorized, legally issued, fully-paid, and non-assessable by the Company under the General Corporation Law of the State of Delaware.



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                         GOODWIN, PROCTER & HOAR LLP

Selfcare, Inc.
March 5, 1997
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         We hereby consent to being named as counsel to the Company in the
Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,



                                              /s/ GOODWIN, PROCTER & HOAR LLP

                                              GOODWIN, PROCTER & HOAR LLP